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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Abington Bancorp, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 10, 2000 included in this Form 10-K, into Abington Bancorp, Inc.'s previously filed Registration Statement on Form S-3, File No. 333-20915, Registration Statement on Form S-8, File No. 333-20961, Registration Statement on Form S-8, File No. 333-34987 and Registration Statement on Form S-8, File No. 333-66227.

                                         /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 23, 2000